                                                                     EXHIBIT 4.1
                                                                  EXECUTION COPY
     ____________________________________________________________________

                         SECOND SUPPLEMENTAL INDENTURE

                           DATED AS OF JUNE 26, 2001

                                    BETWEEN

                      ELECTRONIC DATA SYSTEMS CORPORATION

                                   AS ISSUER

                                      AND

                            THE CHASE MANHATTAN BANK

                                   AS TRUSTEE

     ____________________________________________________________________

                               Table of Contents

                                                                         Page
Article I DEFINITIONS..................................................   1
   Section 1.1 Definition of Terms.....................................   1
Article II GENERAL TERMS AND CONDITIONS OF THE NOTES...................   3
   Section 2.1 Designation and Principal Amount........................   3
   Section 2.2 Maturity................................................   3
   Section 2.3 Form, Payment and Appointment...........................   3
   Section 2.4 Global Notes............................................   4
   Section 2.5 Interest................................................   5
Article III REDEMPTION OF THE NOTES....................................   6
   Section 3.1 Tax Event Redemption....................................   6
   Section 3.2 Redemption Procedures for Notes.........................   6
   Section 3.3 No Sinking Fund.........................................   6
   Section 3.4 Option to Put Notes upon Failed Secondary Remarketing...   6
   Section 3.5 Repurchase Procedure for Notes..........................   7
Article IV [Article IV RESERVED].......................................   7
Article V NOTICE.......................................................   7
   Section 5.1 Notice by the Company...................................   7
Article VI FORM OF NOTE................................................   8
   Section 6.1 Form of Note............................................   8
Article VII ORIGINAL ISSUE OF DISCOUNT.................................  20
   Section 7.1 Original Issue of Discount..............................  20
Article VIII MISCELLANEOUS.............................................  20
   Section 8.1 Ratification of Indenture...............................  20

   Section 8.2 Trustee Not Responsible for Recitals....................  20
   Section 8.3 New York Law to Govern..................................  20
   Section 8.4 Separability............................................  20
   Section 8.5 Counterparts............................................  21
   Section 8.6 Provisions of Base Indenture Not Applicable.............  21
Article IX REMARKETING.................................................  21
   Section 9.1 Initial Remarketing Procedures..........................  21
   Section 9.2 Secondary Remarketing Procedures........................  23

          SECOND SUPPLEMENTAL INDENTURE, dated as of June 26, 2001 (the "Second Supplemental Indenture"), between Electronic Data Systems Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and The Chase Manhattan Bank (formerly Chase Bank of Texas National Association and Texas Commerce Bank National Association), as trustee (the "Trustee").

          WHEREAS, the Company executed and delivered the Indenture dated as of August 12, 1996 (the "Base Indenture") to the Trustee to provide for the issuance of the Company's debentures, notes, bonds or other evidence of indebtedness (the "Securities"), to be issued from time to time in one or more series as might be determined by the Company under the Base Indenture; and

          WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its Senior Notes due 2006 (the "Notes"), the form and terms of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Second Supplemental Indenture (together, the "Indenture"); and

          WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture and all requirements necessary to make this Second Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when executed, authenticated and delivered by the Company, the valid, binding and enforceable obligations of the Company, have been done and performed, and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects.

          NOW THEREFORE, in consideration of the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Base Indenture, the form and terms of the Notes, the Company covenants and agrees with the Company as follows:

                                   ARTICLE I

                                  DEFINITIONS

          Section 1.1    Definition of Terms

          Unless the context otherwise requires:

          (a) a term defined in the Base Indenture has the same meaning when used in this Second Supplemental Indenture;

          (b) a term defined anywhere in this Second Supplemental Indenture has the same meaning throughout;

          (c) the singular includes the plural and vice versa;

          (d) headings are for convenience of reference only and do not affect interpretation;

          (e) the following terms have the meanings given to them in the Purchase Contract Agreement (i) Agent; (ii) Applicable Principal Amount,
     (iii) Authorized Newspaper; (iv) Cash Settlement; (v) Clearing Agency; (vi) Clearing Agency Participant; (vii) Growth PRIDES; (viii) Income PRIDES;
     (ix) Initial Remarketing; (x) Initial Remarketing Date; (xi) Purchase Agreement, (xii) Purchase Contract; (xiii) Quotation Agent; (xiv) Redemption Price; (xv) Reset Agent; (xvi) Reset Announcement Date; (xvii) Reset Rate; (xviii) Reset Spread; (xix) Secondary Remarketing; (xx) Secondary Remarketing Date; (xxi) Tax Event; (xxii) Treasury Portfolio; (xxiii) Treasury Portfolio Purchase Price; (xxiv) Two-Year Benchmark Treasury; and (xxv) Two and One-Quarter Year Benchmark Treasury;

          (f) the following terms have the meanings given to them in this
     Section 1.1(f):

              "Failed Initial Remarketing" shall have the meaning set forth in
          Section 9.1(g).

              "Failed Secondary Remarketing" shall have the meaning set forth in Section 9.2(h).

              "Global Notes" shall have the meaning set forth in Section 2.4.

              "Maturity Date" shall have the meaning specified in Section 2.2.

              "Minimum Initial Remarketing Price" has the meaning specified in the Remarketing Agreement.

              "Notes" shall have the meaning specified in Section 2.1.

              "Note Repayment Price'" shall have the meaning set forth in
          Section 3.4.

              "Pledge Agreement" means the Pledge Agreement dated as of June 26, 2001 among the Company, First Union Trust Company, National Association, as collateral agent (the "Collateral Agent"), custodial agent and securities intermediary and The Chase Manhattan Bank, as purchase contract agent and attorney-in-fact.

              "Purchase Contract Agreement" means the Purchase Contract Agreement dated as of June 26, 2001, among the Company and The Chase Manhattan Bank, as purchase contract agent.

              "Purchase Contract Settlement Date" means August 17, 2004.

              "Put Option" shall have the meaning set forth in Section 3.4.

              "Put Option Exercise Date" shall have the meaning set forth in
          Section 3.4.

              "Regular Record Date" means, with respect to any Interest Payment Date for the Notes, the close of business on the first day of the month in which such Interest Payment Date falls.

              "Remarketing Agent" means Merrill Lynch, Pierce, Fenner & Smith Incorporated or any successor thereto or replacement Remarketing Agent under the Remarketing Agreement.

              "Remarketing Agreement" means the Remarketing Agreement, dated as of June 26, 2001, between the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as remarketing agent and The Chase Manhattan Bank, as purchase contract agent and attorney-in-fact.

              "Reset Effective Date" means (i) May 17, 2004 in case the interest rate is reset on the Initial Remarketing Date, or (ii) the Purchase Contract Settlement Date, in case the interest rate is reset on the Secondary Remarketing Date.

          The terms "Indenture," "Base Indenture," and "Notes" shall have the respective meanings set forth in the recitals to this Second Supplemental Indenture and the paragraph preceding such recitals.

                                   ARTICLE II

                   GENERAL TERMS AND CONDITIONS OF THE NOTES

          Section 2.1    Designation and Principal Amount.

          There is hereby authorized a series of Securities designated the Senior Notes due 2006, (the "Notes") limited (except as otherwise provided in Article II of the Base Indenture) in aggregate principal amount to $1,610,000,000. The Notes may be issued from time to time upon written order of the Company for the authentication and delivery of Notes pursuant to Section
2.05 of the Base Indenture.

          Section 2.2    Maturity.

          The date upon which the Notes shall become due and payable at final maturity, together with any accrued and unpaid interest, is August 17, 2006 (the "Maturity Date").

          Section 2.3    Form, Payment and Appointment.

          Except as provided in Section 2.4, the Notes shall be issued in fully registered, certificated form, bearing identical terms. Principal of and premium, if any, and interest on the Notes will be payable, the transfer of such Notes will be registrable and such Notes will be exchangeable for Notes bearing identical terms and provisions at the office or agency of the Company maintained for such purpose as described below; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Debt Securities Register or by wire transfer to an account appropriately designated by the Holder entitled to payment.

          The Company hereby designates the Borough of Manhattan, The City of New York as the place of payment ("Place of Payment") for the Notes, and the office or agency maintained by the Company in such Place of Payment for the purposes contemplated by this Section 2.3 shall initially be the Corporate Trust Office of the Trustee.

          The Registrar, transfer agent and Paying Agent for the Notes shall be The Chase Manhattan Bank.

          The Notes shall be issuable in denominations of $50 and integral multiples of $50 in excess thereof.

          The Notes may be issued, in whole or in part, in permanent global form and, if issued in permanent global form, the Depositary shall be The Depository Trust Company or such other depositary as any officer of the Company may from time to time designate.

          Section 2.4 Global Notes. Any Notes that are no longer part of Income PRIDES will be issued initially in the form of one or more Global Securities (the "Global Notes") registered in the name of the Depositary or its nominee. Unless and until it is exchanged for the Notes in registered form, such Global Notes may be transferred, in whole but not in part, only to the Clearing Agency or a nominee of the Clearing Agency, or to a successor Clearing Agency selected or approved by the Company or to a nominee of such successor Clearing Agency.

          (b) If at any (i) time the Clearing Agency notifies the Company that it is unwilling or unable to continue as a Clearing Agency for the Global Notes and no successor Clearing Agency shall have been appointed within 90 days after such notification, (ii) the Clearing Agency at any time ceases to be a clearing agency registered under the Securities Exchange Act of 1934 at any time the Clearing Agency is required to be so registered to act as such Clearing Agency and no successor Clearing Agency shall have been appointed within 90 days after the Company becoming aware of the Clearing Agency's ceasing to be so registered,
(iii) the Company, in its sole discretion, determines that the Global Notes shall be so exchangeable or (iv) there shall have occurred and be continuing an Event of Default, the Company will execute, and subject to Article II of the Base Indenture, the Trustee, upon written notice from the Company, will authenticate and deliver the Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Note in exchange for such Global Note.

          Upon exchange of the Global Note for such Notes in definitive registered form without coupons, in authorized denominations, the Global Note shall be cancelled by the Trustee. Such Notes in definitive registered form issued in exchange for the Global Note shall be registered in such names and in such authorized denominations as the Clearing Agency, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Clearing Agency for delivery to the Persons in whose names such Securities are so registered.

          Section 2.5    Interest.

          (a) The Note will bear interest initially at the rate of 5.78% per year (the "Coupon Rate") from the original date of issuance through and including the day immediately preceding the Reset Effective Date and at the Reset Rate thereafter until the principal thereof is paid or duly made available for payment and shall bear interest, to the extent permitted by law, compounded quarterly, on any overdue principal and premium, if any, and on any overdue installment of interest at the Coupon Rate through and including the day immediately preceding the Reset Effective Date and at the Reset Rate thereafter, payable quarterly in arrears on February 17, May 17, August 17 and November 17 of each year (each, an "Interest Payment Date") commencing on August 17, 2001, to the Person in whose name such Note, or any predecessor Note, is registered at the close of business on the Regular Record Date for such interest installment.

          (b) The interest rate on the Notes will be reset on the Initial Remarketing Date to the applicable Reset Rate (which Reset Rate will be effective on and after May 17, 2004) except in the event of a Failed Initial Remarketing. In the event of a Failed Initial Remarketing, the interest rate on the Notes will be reset on the Secondary Remarketing Date to the applicable Reset Rate (which Reset Rate will be effective on and after the Purchase Contract Settlement Date). On the applicable Reset Announcement Date, the applicable Reset Spread and the Two-Year Benchmark Treasury or Two and One-Quarter Year Benchmark Treasury, as applicable, will be announced by the Company. On the Business Day immediately following such Reset Announcement Date, the Holders of Notes will be notified of such Reset Spread and Two-Year Benchmark Treasury or Two and One-Quarter Year Benchmark Treasury, as applicable, by the Company. Such notice shall be sufficiently given to such Holders of Notes if published in an Authorized Newspaper.

          (c) Not later than seven calendar days nor more than 15 calendar days immediately preceding the applicable Reset Announcement Date, the Company will request that the Clearing Agency or its nominee (or any successor Clearing Agency or its nominee) notify the Holders of Notes of such Reset Announcement Date and, in the case of a Secondary Remarketing, the procedures to be followed by such holders of Notes wishing to settle the related Purchase Contracts with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date.

          (d) The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period other than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in such a 90-day period. In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

                                  ARTICLE III

                            REDEMPTION OF THE NOTES

          Section 3.1    Tax Event Redemption.

          If a Tax Event shall occur and be continuing, the Company may, at its option, redeem the Notes in whole (but not in part) at any time at a price per Note equal to the Redemption Price. Installments of interest on Notes which are due and payable on or prior to the date of redemption (the "Tax Event Redemption Date") will be payable to the Holders of the Notes registered as such at the close of business on the Regular Record Date. If, following the occurrence of a Tax Event prior to the Purchase Contract Settlement Date, the Company exercises its option to redeem the Notes, the Company shall appoint the Quotation Agent to assemble the Treasury Portfolio in consultation with the Company. Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Tax Event Redemption Date to each registered Holder of the Notes to be repaid at its registered address. Unless the Company defaults in payment of the Redemption Price, on and after the Tax Event Redemption Date interest shall cease to accrue on the Notes.

          Section 3.2    Redemption Procedures for Notes.

          Payment of the Redemption Price to each Holder of Notes shall be made by the Company, no later than 12:00 noon, New York City time, on the Tax Event Redemption Date, by check or wire transfer in immediately available funds at such place and to such account as may be designated by each such Holder of Notes, including the Trustee or the Collateral Agent, as the case maybe. If the Trustee holds immediately available funds sufficient to pay the Redemption Price of the Notes, then, on such Tax Event Redemption Date, such Notes will cease to be outstanding and interest thereon will cease to accrue, whether or not such Notes have been received by the Company, and all other rights of the Holder in respect of the Notes shall terminate and lapse (other than the right to receive the Redemption Price upon delivery of such Notes but without interest on such Redemption Price).

          Section 3.3    No Sinking Fund.

          The Notes are not entitled to the benefit of any sinking fund.

          Section 3.4    Option to Put Notes upon Failed Secondary Remarketing.

          If a Failed Secondary Remarketing (as described in Section 5.5(b) of the Purchase Contract Agreement and incorporated herein by reference) has occurred, holders of Notes who hold such Notes following the Purchase Contract Settlement Date shall have the right (the "Put Option") to put such Notes to the Company on September 30, 2004 (the "Put Option Exercise Date"), upon at least three Business Days prior notice, at a repayment price equal to the principal amount of such Notes plus an amount equal to the accrued and unpaid interest thereon to the date of payment (the "Note Repayment Price").

          Section 3.5    Repurchase Procedure for Notes.

          (a) In order for the Notes to be repurchased on the Put Option Exercise Date, the Trustee must receive on or prior to 5:00 p.m. New York City time on the third Business Day immediately preceding the Put Option Exercise Date, at its Corporate Trust Office or at an office or agency maintained by the Company in the Borough of Manhattan, The City of New York as contemplated by
Section 2.3 hereof, the Notes to be repurchased with the form entitled "Option to Elect Repayment" on the reverse of or otherwise accompanying such Notes duly completed. Any such notice received by the Trustee shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of the Notes for repayment shall be determined by the Company, whose determination shall be final and binding.

          (b) Payment of the Note Repayment Price shall be made through the Trustee, subject to the Trustee's receipt of payment from the Company in accordance with the terms of the Indenture, no later than 12:00 noon, New York City time, on the Put Option Exercise Date, and to such account as may be designated by the applicable Holder. If the Trustee holds immediately available funds sufficient to pay the Note Repayment Price of Notes presented for repayment, then, immediately prior to the close of business on the Put Option Exercise Date, such Notes will cease to be outstanding and Interest thereon will cease to accrue, whether or not such Notes have been received by the Company, and all other rights of the Holder in respect of the Notes, including the Holder's right to require the Company to repay such Notes, shall terminate and lapse (other than the right to receive the Note Repayment Price upon delivery of such Notes but without interest on such Note Repayment Price). Neither the Trustee nor the Company will be required to register or cause to be registered the transfer of any Note for which repayment has been elected.

                                   ARTICLE IV

                             [ARTICLE IV RESERVED]



                                   ARTICLE V

                                     NOTICE

          Section 5.1    Notice by the Company.

          The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes. Notwithstanding any of the provisions of the Base Indenture and this Second Supplemental Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes; provided, however, that if the Trustee shall not have received the notice provided for in this Article V at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

                                   ARTICLE VI

                                  FORM OF NOTE

          Section 6.1    Form of Note.

          The Notes and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms, with such changes therein as the officers of the Company executing the Notes (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof:

                             (FORM OF FACE OF NOTE)

IF THE NOTE IS TO BE A GLOBAL NOTE, INSERT - THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR A NOMINEE OF THE DEPOSITORY TRUST COMPANY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TRUST COMPANY TO A NOMINEE OF THE DEPOSITORY TRUST COMPANY OR BY A NOMINEE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITORY TRUST COMPANY OR ANOTHER NOMINEE OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR CLEARING AGENCY OR TO A NOMINEE OF SUCH SUCCESSOR) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP No.________________

$________________________

                      ELECTRONIC DATA SYSTEMS CORPORATION
                               5.78% SENIOR NOTE
                                    DUE 2006

          ELECTRONIC DATA SYSTEMS CORPORATION, a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to____________________, or registered assigns, the principal sum of_________________ Dollars ($___________) on August 17, 2006 (such date is hereinafter referred to as the "Maturity Date"), and to pay interest on said principal sum from June 26, 2001 or from the next recent date to which interest has been paid or duly provided for, quarterly in arrears on February 17, May 17, August 17 and November 17 of each year (each such date, an "Interest Payment Date"), commencing on August 17, 2001 initially at the rate of 5.78% per year through and including the day immediately preceding the Reset Effective Date and at the Reset Rate thereafter until the principal hereof shall have been paid or duly made available for payment and, to the extent permitted by law, to pay interest, compounded quarterly, on any overdue principal and premium, if any, and on any overdue installment of interest at the rate per year of 5.78% through and including the day immediately preceding the Reset Effective Date and at the Reset Rate thereafter. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months and, except as provided in the Indenture (as defined below), the amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in such 90-day period. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such Interest Payment Date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Note (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment which shall be the close of business on the first day of the month in which such Interest Payment Date falls. Any such interest installment not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the registered Holders at the close of business on such Regular Record Date and may be paid to the Person in whose name this Note (or one or more predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Note shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Debt Security Register or by wire transfer to an account appropriately designated by the Holder entitled thereto.

          The indebtedness evidenced by this Note is, to the extent provided in the Indenture, senior and unsecured and will rank equal in right of payment to all other senior unsecured obligations of the Company.

          This Note shall not be entitled to any benefit under the Indenture hereinafter referred to or be valid or obligatory for any purpose until the Certificate of Authentication shall have been signed by or on behalf of the Trustee.

          The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

Dated:  June 26, 2001

                                    ELECTRONIC DATA SYSTEMS
                                    CORPORATION, as Issuer



                                    By:______________________________
                                      Name:
                                      Title:

Attest:


By:____________________________
   Name:
   Title:

                         CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated June 26, 2001

THE CHASE MANHATTAN BANK,

as Trustee

By______________________________________
            Authorized Signatory

                           (FORM OF REVERSE OF NOTE)

          This Note is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the "Notes"), issued and to be issued in one or more series under and pursuant to an Indenture dated as of August 12, 1996 (the "Base Indenture") between the Company and The Chase Manhattan Bank, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), as supplemented by a Second Supplemental Indenture, dated as of June 26, 2001 (the "Second Supplemental Indenture") between the Company and the Trustee (the Base Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. By the terms of the Indenture, the Debt Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Debt Securities is limited in aggregate principal amount as specified in said Second Supplemental Indenture.

          If a Tax Event shall occur and be continuing, the Company may, at its option, redeem the Notes in whole (but not in part) at any time at a price per Note equal to the Redemption Price. The Redemption Price shall be paid to each Holder of the Notes by the Company, no later than 12:00 noon, New York City time, on the Tax Event Redemption Date, by check or wire transfer in immediately available funds, at such place and to such account as may be designated by each such Holder.

          The Notes are not entitled to the benefit of any sinking fund.

          If a Failed Secondary Remarketing (as described in Section 5.5(b) of the Purchase Contract Agreement and incorporated herein by reference) has occurred, each holder of Notes who holds such Notes on the day immediately following the Purchase Contract Settlement Date shall have the right (the "Put Option") to put such Notes to the Company, on September 30, 2004 (the "Put Option Exercise Date"), upon at least three Business Days prior notice, at a repayment price equal to the principal amount of this Note plus an amount equal to the accrued and unpaid interest thereon to the date of payment (the "Note Repayment Price").

          In order for the Notes to be so repurchased, the Trustee must receive, on or prior to 5:00 p.m. New York City Time on the third Business Day immediately preceding the Put Option Exercise Date, at its Corporate Trust Office, or at an office or agency maintained by the Company in the Borough of Manhattan, The City of New York as contemplated by Section 2.3 of the Second Supplemental Indenture, the Notes to be repurchased with the form entitled "Option to Elect Repayment" on the reverse of or otherwise accompanying such Notes duly completed. Any such notice received by the Trustee shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of the Notes for repayment shall be determined by the Company, whose determination shall be final and binding. The payment of the Note Repayment Price in respect of such Notes shall be made no later than 12:00 noon, New York City time, on the Put Option Exercise Date.

          In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable (or, in certain circumstances shall ipso facto become due and payable), in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture contains provisions permitting, with certain exceptions therein provided, the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected to execute supplemental indentures for the purpose of, among other things, adding any provisions to or changing or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying the rights of the Holders of the Debt Securities. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debt Securities of any series at the time Outstanding, on behalf of all of the Holders of all Debt Securities of such series, to waive a Default or Event of Default with respect to such series and its consequences, except a Default or Event of Default in the payment of the principal of or premium, if any, or interest on any of the Debt Securities of such series or in respect of a covenant or other provision which, under the terms of the Indenture, cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected. Any such consent or waiver by the registered Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange for or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered Holder hereof on the Debt Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in relation thereto.

          Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any Paying Agent and the Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent nor any Registrar shall be affected by any notice to the contrary.

          No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

          The Indenture imposes certain limitations on the ability of the Company to, among other things, merge or consolidate with any other Person or sell, assign, transfer or lease all or substantially all of its properties or assets, and requires that the Company comply with certain further covenants. All such covenants and limitations are subject to a number of important qualifications and exceptions. The Company must report periodically to the Trustee on compliance with the covenants in the Indenture.

          The Notes of this series are issuable only in registered form without coupons in denominations of $50 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

          All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          The Notes are subject to the covenants set forth in the Indenture.

          This Note shall be governed by and construed in accordance with the law of the State of New York.

                           OPTION TO ELECT REPAYMENT

          The undersigned hereby irrevocably requests and instructs the Company to repay $____ principal amount of the within Note, pursuant to its terms, on the "Put Option Exercise Date," together with any interest thereon accrued but unpaid to the date of repayment, to the undersigned at:

(Please print or type name and address of the undersigned)

and to issue to the undersigned, pursuant to the terms of the Indenture, a new Note or Notes representing the remaining aggregate principal amount of this Note.

For this Option to Elect Repayment to be effective, this Note with the Option to Elect Repayment duly completed must be received by the Trustee at c/o Mauri Cowen, The Chase Manhattan Bank, 600 Travis Street, Suite 1150, Houston, Texas 77002, no later than 5:00 p.m. on the third Business Day immediately preceding September 30, 2004.

Dated: ___________________    Signature:________________________________

                              Signature Guarantee:______________________

Note: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the within Note without alteration or enlargement or any change whatsoever.

                              SIGNATURE GUARANTEE

          Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

_______________________________________________________________________________
_______________________________________________________________________________

(Insert assignee's social security or tax identification number)

_______________________________________________________________________________
_______________________________________________________________________________

(Insert address and zip code of assignee)

and irrevocably appoints

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________


agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date: ____________________

                              Signature:
                              ________________________________
                              Signature Guarantee:_________________________

(Sign exactly as your name appears on the other side of this Note)

                              SIGNATURE GUARANTEE

          Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                  ARTICLE VII


                           ORIGINAL ISSUE OF DISCOUNT

          Section 7.1    Original Issue of Discount.

          To the extent that such duty is not performed by the Purchase Contract Agent pursuant to Section 7.14 of the Purchase Contract Agreement, the Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Notes as of the end of the year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

                                  ARTICLE VIII

                                 MISCELLANEOUS

          Section 8.1    Ratification of Indenture.

          The Indenture as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

          Section 8.2    Trustee Not Responsible for Recitals.

          The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

          Section 8.3    New York Law to Govern.

          THIS SECOND SUPPLEMENTAL INDENTURE, EACH NOTE AND EACH COUPON SHALL BE DEEMED TO BE NEW YORK CONTRACTS, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE (WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW).

          Section 8.4    Separability.

          In case any one or more of the provisions contained in this Second Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Supplemental Indenture or of the Notes, but this Second Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

          Section 8.5    Counterparts.

          This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

          Section 8.6    Provisions of Base Indenture Not Applicable.

          The provisions of Article XI of the Base Indenture shall not apply to the Notes.

                                   ARTICLE IX

                                  REMARKETING

          Section 9.1    Initial Remarketing Procedures.

          (a) The Company will request, not later than seven nor more than 15 calendar days prior to the Initial Remarketing Date that the Clearing Agency notify the Holders of the Notes and the Holders of Income PRIDES and Growth PRIDES of the Initial Remarketing.

          (b) Not later than 5:00 P.M., New York City time, on the second Business Day immediately preceding the Initial Remarketing Date, each Holder of the Notes not constituting components of Income PRIDES may elect to have Notes held by such Holder remarketed. Holders of Notes that are not a component of Income PRIDES shall give notice of their election to have such Notes remarketed to the Collateral Agent pursuant to the Pledge Agreement. Any such notice shall be irrevocable after 5:00 P.M., New York City time, on the second Business Day immediately preceding the Initial Remarketing Date and may not be conditioned upon the level at which the Reset Rate is established. Promptly after 5:30 P.M., New York City time, on such second Business Day, the Trustee, based on the notices received by it prior to such time (including notices from the Purchase Contract Agent as to Purchase Contracts for which Cash Settlement has been elected), shall notify the Company and the Remarketing Agent of the number of Notes to be tendered for remarketing. Under Section 5.4 of the Purchase Contract Agreement, Notes that constitute components of Income PRIDES will be remarketed as provided therein and in this Section 9.1. The Notes constituting components of Income PRIDES shall be deemed tendered, notwithstanding any failure by the Holder of such Income PRIDES to deliver or properly deliver such Notes to the Remarketing Agent for purchase.

          (c) The right of each Holder to have Notes tendered for Initial Remarketing or the Secondary Remarketing, as the case may be, shall be limited to the extent that (i) the Remarketing Agent conducts an Initial Remarketing and, in the event of a Failed Remarketing, a Secondary Remarketing pursuant to the terms of the Remarketing Agreement, (ii) Notes tendered have not been called for redemption, (iii) the Remarketing Agent is able to find a purchaser or purchasers for tendered Notes at a price of not less than the Minimum Initial Remarketing Price, in the case of the Initial Remarketing, and 100% of the principal amount thereof, in case of the Secondary Remarketing, and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required. Each Holder of Notes that are remarketed in a Successful Initial Remarketing agrees that a remarketing fee in an amount set forth in the Remarketing Agreement shall be deducted from the proceeds of the remarketing.

          (d) On the Initial Remarketing Date, the Remarketing Agent shall use reasonable efforts to remarket, at a price per Note such that the aggregate price for the Applicable Principal Amount of Notes is equal to approximately 100.5% of the Treasury Portfolio Purchase Price, Notes tendered or deemed tendered for purchase.

          (e) If there are no Income PRIDES outstanding and none of the Holders elect to have Notes held by them remarketed, the Reset Rate shall be the rate determined by the Reset Agent, subject to the terms of the Remarketing Agreement, as the rate that would have been established had a remarketing been held on the Initial Remarketing Date.

          (f) If the Remarketing Agent has determined that it will be able to remarket all Notes tendered or deemed tendered prior to 4:00 P.M., New York City time, on the Initial Remarketing Date, the Reset Agent, subject to the terms of the Remarketing Agreement, shall determine the Reset Rate.

          (g) If, by 4:00 P.M., New York City time, on the Initial Remarketing Date, (i) the Remarketing Agent is unable to remarket all Notes tendered or deemed tendered for purchase, at a price per Note such that the aggregate price for the Applicable Principal Amount of Notes is equal to or at least 100% of the Treasury Portfolio Purchase Price, or (ii) if the Initial Remarketing shall not have occurred because a condition precedent to the Remarketing shall not have been fulfilled, a failed remarketing ("Failed Initial Remarketing") shall be deemed to have occurred and the Remarketing Agent shall so advise by telephone the Collateral Agent, the Purchase Contract Agent, Company, Trustee, and Clearing Agency. If requested by the Collateral Agent, the Purchase Contract Agent, the Trustee or the Clearing Agency, the Company shall confirm such advice in writing.

          (h) By approximately 4:30 P.M., New York City time, on the Initial Remarketing Date, provided that there has not been a Failed Initial Remarketing, the Remarketing Agent shall advise, by telephone (i) the Collateral Agent, the Purchase Contract Agent, the Company, Trustee, and Clearing Agency of the Reset Rate determined in the Initial Remarketing and the aggregate principal amount of Notes sold in the Initial Remarketing, (ii) each purchaser (or the Clearing Agency Participant thereof) of the Reset Rate and the aggregate principal amount of Notes such purchaser is to purchase and (iii) each purchaser to give instructions to its Clearing Agency Participant to pay the purchase price on May 17, 2004 in same day funds against delivery of the Notes purchased through the facilities of the Clearing Agency.

          (i) In accordance with the Clearing Agency's normal procedures, on May 17, 2004, the transactions described above with respect to each Note tendered for purchase and sold in the Initial Remarketing shall be executed through the Clearing Agency, and the accounts of the respective Clearing Agency Participants shall be debited and credited and such Notes delivered by book entry as necessary to effect purchases and sales of such Notes. The Clearing Agency shall make payment in accordance with its normal procedures.

          (j) If any Holder selling Notes in the Initial Remarketing fails to deliver such Notes, the Clearing Agency Participant of such selling Holder and of any other Person that was to have purchased Notes in the Initial Remarketing may deliver to any such other Person an aggregate principal amount of Notes that is less than the aggregate principal amount of Notes that otherwise was to be purchased by such Person. In such event, the aggregate principal amount of Notes to be so delivered shall be determined by such Clearing Agency Participant, and delivery of such lesser aggregate principal amount of Notes shall constitute good delivery.

          (k) The Remarketing Agent is not obligated to purchase any Notes in the Initial Remarketing or otherwise. Neither the Trustee, the Purchase Contract Agent, the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Notes for remarketing.

          (l) The tender and settlement procedures set forth in this Section 9.1, including provisions for payment by purchasers of Notes in the Initial Remarketing, shall be subject to modification, notwithstanding any provision to the contrary set forth herein, to the extent required by the Clearing Agency or if the book-entry system is no longer available for the Notes at the time of the Initial Remarketing, to facilitate the tendering and remarketing of Notes in certificated form. In addition, the Remarketing Agent may, notwithstanding any provision to the contrary set forth herein, modify the settlement procedures set forth herein in order to facilitate the settlement process.

          (m) Anything herein to the contrary notwithstanding, the Reset Rate shall in no event exceed the maximum rate permitted by applicable law and, as provided in the Remarketing Agreement, neither the Remarketing Agent nor the Reset Agent shall have any obligation to determine whether there is any limitation under applicable law on the Reset Rate or, if there is any such limitation, the maximum permissible Reset Rate on the Notes and they shall rely solely upon written notice from the Company (which the Company agrees to provide prior to the 10th Business Day before May 17, 2004) as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate.

          Section 9.2    Secondary Remarketing Procedures.

          (a) If a Failed Initial Remarketing has occurred, the Company will request, not later than seven nor more than 15 calendar days prior to the Secondary Remarketing Date that the Clearing Agency notify the Holders of the Notes of the Secondary Remarketing and of the procedures that must be followed if a Holder of Notes wishes to exercise such Holder's rights with respect to the Put Option if there is a Failed Secondary Remarketing.

          (b) If a Failed Initial Remarketing has occurred, not later than 5:00 P.M., New York City time, on the second Business Day immediately preceding the Secondary Remarketing Date, each Holder of the Notes may elect to have Notes held by such Holder remarketed. Under Section 5.5 of the Purchase Contract Agreement, Holders of Income PRIDES that do not give notice of intention to make a Cash Settlement of their related Purchase Contracts shall be deemed to have consented to the disposition of the Notes constituting a component of such Income PRIDES. Holders of Notes that are not a component of Income PRIDES shall give notice of their election to have such Notes remarketed to the Custodial Agent pursuant to the

Pledge Agreement. Any such notice shall be irrevocable after 5:00 P.M., New York City time, on the second Business Day immediately preceding the Secondary Remarketing Date and may not be conditioned upon the level at which the Reset Rate is established. Promptly after 5:30 P.M., New York City time, on such second Business Day, the Trustee, based on the notices received by it prior to such time (including notices from the Purchase Contract Agent as to Purchase Contracts for which Cash Settlement has been elected), shall notify the Company and the Remarketing Agent of the number of Notes to be tendered for remarketing. Under Section 5.5 of the Purchase Contract Agreement, the Notes that constitute components of Income PRIDES will be remarketed as provided therein and in this
Section 9.2.

          (c) If any Holder of Income PRIDES does not give a notice of its intention to make a Cash Settlement or gives a notice of election to tender Notes as described in Section 9.2(b), the Notes of such Holder shall be deemed tendered, notwithstanding any failure by such Holder to deliver or properly deliver such Notes to the Remarketing Agent for purchase.

          (d) The right of each Holder to have Notes tendered for purchase shall be limited to the extent that (i) the Remarketing Agent conducts a remarketing pursuant to the terms of the Remarketing Agreement, (ii) Notes tendered have not been called for redemption, (iii) the Remarketing Agent is able to find a purchaser or purchasers for tendered Notes at a price of not less than 100% of the principal amount thereof, and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required. Each Holder of Notes that are remarketed in a Successful Secondary Remarketing agrees that a remarketing fee in an amount set forth in the Remarketing Agreement shall be deducted from the proceeds of the remarketing.

          (e) If a Failed Initial Remarketing has occurred, on the Secondary Remarketing Date, the Remarketing Agent shall use reasonable efforts to remarket, at a price equal to approximately 100.5% of the aggregate principal amount thereof, Notes tendered or deemed tendered for purchase.

          (f) If none of the Holders elect or are deemed to have elected to have Notes held by them remarketed, the Reset Rate shall be the rate determined by the Reset Agent, subject to the terms of the Remarketing Agreement, as the rate that would have been established had a remarketing been held on the Secondary Remarketing Date.

          (g) If the Remarketing Agent has determined that it will be able to remarket all Notes tendered or deemed tendered prior to 4:00 P.M., New York City time, on the Secondary Remarketing Date, the Reset Agent shall, subject to the terms of the Remarketing Agreement, determine the Reset Rate.

          (h) If, by 4:00 P.M., New York City time, on the Secondary Remarketing Date, the Remarketing Agent is unable to remarket all Notes tendered or deemed tendered for purchase or if the Secondary Remarketing shall not have occurred because a condition precedent to the Secondary Remarketing shall not have been fulfilled, a failed remarketing ("Failed Secondary Remarketing") shall be deemed to have occurred and the Remarketing Agent shall so advise by telephone the Collateral Agent, Company, Trustee, Purchase Contract Agent and

Clearing Agency. If requested by the Collateral Agent, the Purchase Contract Agent, the Trustee or the Clearing Agency, the Company shall confirm such advice in writing.

          (i) By approximately 4:30 P.M., New York City time, on the Secondary Remarketing Date, provided that there has not been a Failed Secondary Remarketing, the Remarketing Agent shall advise, by telephone (i) the Collateral Agent, the Company, Trustee, Purchase Contract Agent and Clearing Agency of the Reset Rate determined in the Secondary Remarketing and the aggregate principal amount of Notes sold in the Secondary Remarketing, (ii) each purchaser (or the Clearing Agency Participant thereof) of the Reset Rate and the aggregate principal amount of Notes such purchaser is to purchase and (iii) each purchaser to give instructions to its Clearing Agency Participant to pay the purchase price on the Purchase Contract Settlement Date in same day funds against delivery of the Notes purchased through the facilities of the Clearing Agency.

          (j) In accordance with the Clearing Agency's normal procedures, on the Purchase Contract Settlement Date, the transactions described above with respect to each Note tendered for purchase and sold in the Secondary Remarketing shall be executed through the Clearing Agency, and the accounts of the respective Clearing Agency Participants shall be debited and credited and such Notes delivered by book entry as necessary to effect purchases and sales of such Notes. The Clearing Agency shall make payment in accordance with its normal procedures.

          (k) If any Holder selling Notes in the Secondary Remarketing fails to deliver such Notes, the Clearing Agency Participant of such selling Holder and of any other Person that was to have purchased Notes in the Secondary Remarketing may deliver to any such other Person an aggregate principal amount of Notes that is less than the aggregate principal amount of Notes that otherwise was to be purchased by such Person. In such event, the aggregate principal amount of Notes to be so delivered shall be determined by such Clearing Agency Participant, and delivery of such lesser aggregate principal amount of Notes shall constitute good delivery.

          (l) The Remarketing Agent is not obligated to purchase any Notes in the Secondary Remarketing or otherwise. Neither the Trustee, Purchase Contract Agent, the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Notes for remarketing.

          (m) The tender and settlement procedures set in this Section 9.2, including provisions for payment by purchasers of Notes in the Secondary Remarketing, shall be subject to modification, notwithstanding any provision to the contrary set forth herein, to the extent required by the Clearing Agency or if the book-entry system is no longer available for the Notes at the time of the Secondary Remarketing, to facilitate the tendering and remarketing of Notes in certificated form. In addition, the Remarketing Agent may, notwithstanding any provision to the contrary set forth herein, modify the settlement procedures set forth herein in order to facilitate the settlement process.

          (n) Anything herein to the contrary notwithstanding, the Reset Rate shall in no event exceed the maximum rate permitted by applicable law and, as provided in the Remarketing Agreement, neither the Remarketing Agent nor the Reset Agent shall have any obligation to determine whether there is any limitation under applicable law on the Reset Rate or, if there is any such limitation, the maximum permissible Reset Rate on the Notes and they shall rely solely upon written notice from the Company (which the Company agrees to provide prior to the 10th Business Day before the Purchase Contract Settlement Date) as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate.

          IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                              ELECTRONIC DATA SYSTEMS
                              CORPORATION, as Issuer


                              By:__________________________________
                                Name:
                                Title:

Attest:


By:___________________________
   Name:
   Title:

                             THE CHASE MANHATTAN BANK,
                             as Trustee


                             By:____________________________________
                               Name:
                               Title:

Attest:

By:___________________________
   Name:
   Title: